EXHIBIT 10.16


THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT, WHICH HAVE
BEEN REMOVED AND REPLACED WITH AN ASTERISK, HAVE BEEN
OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT UNDER RULE 406 PROMULGATED UNDER THE SECURITIES
ACT OF 1933 AND RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of November 6, 2003, (the "Effective Date") between Wilson Greatbatch Technologies, Inc. (as defined below, "WGT"), a Delaware corporation, and Medtronic, Inc. (as defined below, "Medtronic"), a Minnesota corporation.

                                  WITNESSETH:

     WHEREAS, WGT has developed expertise and intellectual property in the field of tantalum defibrillation capacitors used in implantable medical devices; and

     WHEREAS, WGT desires to grant, and Medtronic desires to obtain, certain license rights with respect to the Intellectual Property (as such term is defined below) in accordance with the terms of this Agreement.

                                  AGREEMENTS:

     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 Specific Definitions. As used in this Agreement, the following definitions and terms shall have the designated meanings:

"Affiliate" of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the ease of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

"Confidential Information" means know-how, trade secrets, and unpublished information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party"), and which is marked as proprietary or confidential as provided below, excluding information that:

     (a) was already in the possession of the receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);


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     (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

     (c) is or becomes available to the receiving party from a source other than the disclosing party which source, to the best of the receiving party's knowledge, has rightfully obtained such information and has no obligation of nondisclosure or confidentiality to the disclosing party with respect thereto;

     (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis;

     (e) is independently developed by the receiving party completely without reference to any Confidential Information of the disclosing party, as evidenced by the receiving party's written records; or

     (f) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts, of the receiving party.

All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Proprietary," "Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be followed by confirmation that such information is confidential by the disclosing party within thirty (30) days. All Licensed Know-How transmitted to Medtronic hereunder shall be considered Confidential Information of WGT for purposes of Article 5 and the other provisions of this Agreement whether or not marked "Proprietary" or "Confidential."

"Contract Year" means a period of one year beginning on May 1 of a calendar year and ending on April 30 of the next calendar year.

"Evans" means Evans Capacitor Company, a Delaware Company, and its Affiliates.

"Evans Patents" means the patents licensed from Evans to WGT under the license agreement dated August 8, 1996, as amended and restated on or about the date hereof.

"Expiration" or "Expired" means, with respect to a particular Patent, the Patent's expiration, abandonment, cancellation, disclaimer, award to another party other than WGT in an interference proceeding, or declaration of invalidity or unenforceability by a court or other authority of competent jurisdiction (including final rejection in a re-examination or re-issue proceeding). "Unexpired" shall mean a Patent that has not Expired. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank, then the decision or decisions invalidating the claim shall prevail when the conflicting decisions are equal in number and the majority of decisions shall prevail when the conflicting decisions are unequal in number.


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"Field of Use" means medical applications.

"First Contract Period" means the five-year period commencing on May I, 2004 and ending on April 30, 2009; provided however, if the date that Medtronic shall have executed and delivered this Agreement to WGT is after May 1, 2004, then (a) the First Contract Period shall commence on the first day of the month in which such execution and delivery occurs (" Commencement Date") and continue for five years thereafter; (b) the Second Contract Period shall commence on the fifth anniversary of the Commencement Date and continue for five years thereafter; (c) the term "Contract Year" shall be changed so as to mean a period beginning each calendar year on the Commencement Date (and each year thereafter on the anniversary thereof) and ending 12 months later; and (d) the Third Contract Period, if any, shall commence on the tenth anniversary of the Commencement Date.

"Initial Fee" means *.

"Intellectual Property" means U.S. and foreign Patent Rights, copyrights and copyright registrations and applications, mask works and registrations thereof, Know-How, Inventions, in each case, relating to Tantalum Capacitors or Tantalum Defibrillation Capacitors.

"Intellectual Property Rights" means all rights in Intellectual Property.

"Interest Rate" means interest compounded quarterly at a per annum rate of interest equal to the prime commercial lending rate quoted by Wells Fargo Bank Minnesota, N.A. in effect from time to time plus *.

"Invention" means any invention, discovery, know-how, trade secret, data, information, technology, process or concept, whether or not patented or patentable, and whether or not memorialized in writing.

"Know-How" means all know-how, trade secrets, expertise, inventions, discoveries and technical information now or hereafter owned by or licensed (with the right to sublicense) which are necessary or useful for designing, developing, processing, manufacturing, using or selling Licensed Products within the Field of Use, including but not limited to information embodied in drawings, designs, copyrights, copyright registrations and applications, patent applications, material specifications, processing instructions, formulas, equipment specifications, product specifications, confidential data, computer software, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto.

"Licensed Know-How" means the Know-How of WGT and/or its Affiliates as of the date of this Agreement that is identified on Exhibit B attached to and made a part of this Agreement, and any Know-How subsequently transmitted by WGT pursuant to Section 2.4.

"Licensed Products" means Tantalum Capacitors and Tantalum Defibrillation Capacitors.

"Medtronic" means Medtronic, Inc. and its Affiliates.


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"Medtronic Competitor" means a third party whose primary business is the manufacture or sale of one or more medical devices that are used to monitor, diagnose, manage, deliver therapy to, or treat diseases and medical conditions occurring within and around the cardiovascular system.

"Patent Rights" means (a) all patents or patent applications (including any patents issued thereon) whether owned or licensed from a third party (with the right to sublicense) (b) all continuation, divisional, re-issue, re-examination and substitution applications that may be filed based on the foregoing referenced patents or patent applications, together with any patents that may issue based thereon; and (c) all foreign applications that may be filed based on the foregoing referenced U.S. patents and patent applications, together with all patents which may issue based thereon.

"Royalty Limitation Date" means the first date as of which both of the following conditions have been satisfied: (a) Medtronic shall have paid cumulative royalties to WGT under Section 3.3, 3.4 and/or 3.5 of * and (b) either (i) all Evans Patents have been determined to be invalid or unenforceable or (ii) the Second Contract Period shall have ended.

"Second Contract Period" means the five-year period commencing on May 1, 2009 and ending on April 30, 2014.

"Sublicense" means the Sublicense Agreement between the parties of even date herewith under which WGT has granted to Medtronic certain sublicense rights under the license agreement between WGT and Evan Capacitor Company dated August 8, 1996, as amended and restated.

"Tantalum Capacitor" means the electrolytic capacitor based on a porous tantalum anode and a liquid electrolyte and whose manufacture, sale or use is covered by one or more claims of a WGT Capacitor Patent or an Evans Patent.

"Tantalum Defibrillation Capacitor" means a bank of one or more Tantalum Capacitors of appropriate size (or such other number of Tantalum Capacitors as the parties may mutually agree in writing), connected electrically to give the required energy and voltage that is capable of operating in an implantable defibrillator to deliver a therapeutic electric charge and whose manufacture or sale is covered by one or more claims of a WGT Capacitor Patent or an Evans Patent.

"Target Amount" means * of Medtronic's requirements for Tantalum Capacitors during the First Contract Period or, in reference to the Second Contract Period, means * of Medtronic's requirements for Tantalum Capacitors during any single calendar year during the Second Contract Period.

"Third Contract Period" means the period, if any, commencing on May 1, 2014 and continuing until the earlier of the Royalty Limitation Date or the termination of this Agreement.

"Third Party Patents" means the patent or patents described in the letter from WGT to Medtronic of even date herewith.

"WGT" means Wilson Greatbatch Technologies, Inc. and its Affiliates.


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"WGT Capacitor Patents" means all Patent Rights of WGT as of the date of this
Agreement that are necessary or useful for designing, developing, processing, manufacturing, using or selling Tantalum Capacitors or Tantalum Defibrillation Capacitors, other than the Evans Patents, and any Patent Rights that WGT may obtain after the date hereof with respect to any of the Third Party Patents and including any Intellectual Property Rights resulting from, related to, or arising out of claims or causes of action held by WGT, in each case, relating to Tantalum Capacitors or Tantalum Defibrillation Capacitors. A list of the WGT Capacitor Patents is included as Exhibit A.

     1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

     1.3 Definitional Provisions.

     The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

     The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

     The term "dollars" or "$" shall refer to the currency of the United States of America.

                                   ARTICLE 2
                              LICENSE TO MEDTRONIC

     2.1 Grant of License. Subject to the terms and conditions of this Agreement, WGT hereby grants to Medtronic, and Medtronic hereby accepts, an exclusive, perpetual, worldwide, royalty-bearing license to use to make, have made, sell and import in the Field of Use Licensed Products covered by, or manufactured by a process covered by, one or more claims of any Unexpired WGT Capacitor Patent which has not been held invalid or unenforceable by a final decision which has not been appealed and to use Licensed Know-How for such purposes; provided that Medtronic shall not have the right under this license to sell Licensed Products to any person separate from or independent of a medical device.

     2.2 Sublicensing. Medtronic may not sublicense any of its rights or obligations under Section 2.1 except that Medtronic may grant sublicenses solely for the purpose of obtaining contract manufacturing of Licensed Products covered by, or manufactured by a process covered by, one or more claims of any Unexpired WGT Capacitor Patent which has not been held invalid or


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unenforceable by a final decision which has not been appealed, provided that (i)
Medtronic shall cause such sublicensee to comply with all of Medtronic's obligations hereunder, and (ii) any such sublicense granted by Medtronic shall terminate automatically upon termination of this Agreement.

     2.3 Exclusivity. The exclusivity referred to in the grant of license in
Section 2.1 above is subject to the following: (i) WGT shall have the right to exploit the WGT Capacitor Patents and Licensed Know How (including but not limited to making and selling Tantalum Capacitors); and (ii) WGT shall have the right to grant back-up licenses to WGT customers to make Tantalum Capacitors which licenses are to be effective only if, and for as long as, WGT is unable for force majeure or other reasons to supply any such customer with its requirements of Tantalum Capacitors.

     2.4 Licensed Know-How. WGT shall deliver copies of the Licensed Know-How to Medtronic as soon as practicable after receipt of written request for such copies from Medtronic. WGT shall, upon Medtronic's request from time to time until *, use its reasonable commercial efforts to answer promptly and in writing any written questions with respect to the Licensed Know-How of WGT, which exists as of the date of this Agreement and which is relevant to the manufacture of Licensed Products as is reasonably necessary or useful to enable Medtronic to manufacture or have manufactured Licensed Products. Under no circumstances, however, shall WGT be required to provide any training to Medtronic personnel with respect to the manufacture of Licensed Products. Any Know-How provided by WGT to Medtronic pursuant hereto shall become and be deemed to be Licensed Know-How.

                                   ARTICLE 3
                             ROYALTIES AND REPORTS

     3.1 Royalties. As consideration for the licenses and other rights granted hereunder and under the Sublicense Agreement, Medtronic shall pay to WGT the initial license fee provided for in Section 3.2 and the royalties set forth in Sections 3.3, 3.4 and, if applicable, Section 3.5 below during the First Contract Period, the Second Contract Period and the Third Contract Period (if any). After the Royalty Limitation Date, Medtronic shall owe no further royalties to WGT under this License Agreement or the Sublicense, and the licenses contained herein and in the Sublicense shall be deemed to be fully paid.

     3.2 Initial Fee. Medtronic shall pay to WGT an initial license fee in the amount of * no later than ninety (90) days following the date on which Medtronic first sells or commercially releases a medical device incorporating a Licensed Product covered by, or manufactured by a process covered by, one or more claims of any Unexpired patent included within a WGT Capacitor Patent or an Evans Patent which has not been held invalid or unenforceable by a final decision which has not been appealed ("First Sale") Medtronic shall not be deemed to have sold or commercially released a medical device incorporating a Licensed Product covered by, or manufactured by a process covered by, a WGT Capacitor Patent or an Evans Patent if such medical device is in development, testing, or which has yet to receive FDA approval for commercial sale. Medtronic shall not be obligated to pay an Initial Fee if it first sells or commercially releases such medical devices incorporating Licensed Products after WGT has failed to supply Licensed Products under the terms of any supply agreement between WGT and Medtronic for supply of such Licensed Products.


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     3.3 Royalties during First Contract Period.

     (a) Within ninety (90) days following the end of each calendar year during the First Contract Period, and within ninety (90) days following the end of the First Contract Period, WGT will deliver to Medtronic a report listing the number of Licensed Products purchased by Medtronic from WGT during such calendar year or the First Contract Period, as the case may be.

     (b) If Medtronic has purchased a total number of Licensed Products from WGT during the First Contract Period equal to or greater than the Target Amount, Medtronic shall have no obligation to pay WGT any royalty for any Licensed Products manufactured by or for Medtronic.

     (c) If Medtronic has not purchased a total number of Licensed Products from WGT equal to or greater than the Target Amount by the completion of the First Contract Period, Medtronic shall pay WGT within thirty (30) days following the receipt of an invoice from WGT, a royalty equal to * per Tantalum Defibrillation Capacitor manufactured by or for Medtronic and which are sold by Medtronic during the First Contract Period.

     3.4 Royalties during Second Contract Period.

     (a) Within ninety (90) days following the end of each Contract Year during the Second Contract Period, WGT will deliver to Medtronic a report listing the number of Licensed Products purchased by Medtronic from WGT during the year.

     (b) If Medtronic has purchased a number of Licensed Products from WGT equal or greater than the Target Amount for such Contract Year, Medtronic shall have no obligation to pay WGT any royalty for any Licensed Products manufactured by or for Medtronic during such year.

     (c) If Medtronic has not purchased a number of Licensed Products from WGT equal to or greater than the Target Amount for such Contract Year, Medtronic will pay WGT within thirty (30) days following the receipt of an invoice from WGT a royalty equal to * per Tantalum Defibrillation Capacitor manufactured by or for Medtronic and which are sold by Medtronic during such year.

     3.5 Royalties during Third Contract Period.

     (a) After the Second Contract Period, Medtronic shall pay royalties only if it shall not have paid WGT cumulative royalties during the First Contract Period and Second Contract Period of *.

     (b) Within sixty (60) days following the end of each Contract Year during the Third Contract Period, Medtronic will pay WGT a royalty equal to * per Tantalum Defibrillation Capacitor until Medtronic has paid cumulative royalties equaling * under Section 3.3, Section 3.4 and this Section 3.5, after which time no further royalty shall be owing by Medtronic and the license shall be deemed to be fully paid.

     3.6 Definition of "Sold". For purposes of Section 3.3, Section 3.4, and
Section 3.5, the term "sold" shall exclude any Tantalum Capacitors that are held in inventory, used as sales samples,


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used for purposes of regulatory submissions, provided in exchange for a damaged or defective Tantalum Capacitor as part of a warranty program, or used for testing or quality control purposes.

     3.7 Payment Reductions.

     a. The royalties payable under Sections 3.3, 3.4 and 3.5 shall be subject to set off as described in Section 7.4 relating to indemnification of Medtronic for breach of representations and warranties of WGT, and in Section 4.1 relating to breach by WGT of its license agreements with third parties.

     b. If Medtronic is required to pay to any party other than WGT any royalty to allow Medtronic to make, have made, use or sell Licensed Products, WGT shall reduce the royalty payments specified herein, or pay such sums to Medtronic, together with interest at the Interest Rate accrued from the time Medtronic makes such royalty payment to a party other than WGT (provided that WGT's cumulative liability to pay sums to Medtronic under this section shall be limited to the sum of all royalties paid to WGT under this License Agreement plus Medtronic's out of pocket costs), such that the overall royalties paid to any and all parties (including WGT) on Licensed Products for use in Medtronic products will in no event exceed the royalties set forth in Sections 3.2, 3.3,
3.4 and 3.5 above.

     c. In addition, if Medtronic pays any sums to Evans that Medtronic reasonably deems necessary to preserve Medtronic's rights under the Sublicense (including but not limited to curing any defaults by WGT under its license with Evans or paying any additional royalties required to maintain WGT's exclusivity rights under its license with Evans), WGT shall reduce the royalty payments specified herein, or pay sums to Medtronic together with interest at the Interest Rate accrued from the time Medtronic makes such payment to Evans (provided that WGT's cumulative liability to pay sums to Medtronic under this section shall be limited to the sum of all royalties paid to WGT under this License Agreement plus Medtronic's out of pocket costs) such that the overall royalties paid to any and all parties (including WGT) on Licensed Products for use in Medtronic products, plus any additional sums paid to Evans on WGT's behalf, will in no event exceed the royalties set forth in Sections 3.2, 3.3,
3.4 and 3.5 above.

     d. If Medtronic's right to a set off under paragraphs (b) and (c) of this
Section 3.7 arises in connection with a claim subject to indemnification under
Article 7, the provisions of Article 7, including without limitation the requirements for notice to WGT, shall govern the parties' rights and obligations with respect to such claims. If Medtronic's right to a set off does not arise in connection with a claim that is subject to indemnification under Article 7, and if Medtronic intends to seek reimbursement with respect to such obligation under
Section 3.7(b) or (c), Medtronic shall promptly notify WGT of its obligation and shall consult with WGT before agreeing to pay any royalty to a third party to allow Medtronic to make, have made, use or sell Licensed Products. Notwithstanding the foregoing, Medtronic shall have no obligation to consult with WGT before making any payment to Evans that Medtronic reasonably deems necessary to preserve Medtronic's rights under the Sublicense.

     3.8 Records/Audits. WGT agrees to keep accurate written records sufficient in detail to enable Medtronic to determine and verify the number of Licensed Products purchased by


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Medtronic and its Affiliates during the First Contract Period and during each year of the Second Contract Period. Medtronic agrees to keep accurate written records sufficient in detail to enable WGT to determine and verify the number of Tantalum Capacitors used by Medtronic and its Affiliates (i.e. their requirements) during the First Contract Period and during each year of the Second Contract Period. WGT and Medtronic each shall maintain such records for each relevant period for not less than three years after the end of such period. Upon reasonable notice and during regular business hours, both parties shall from time to time (but no more frequently than once annually) make available the records referred to in Section 3.7 for audit at the requesting party's expense by representatives from a nationally recognized independent certified public accounting firm selected by the requesting party and reasonably acceptable to the audited party to verify the accuracy of the records provided to the requesting party. Such representatives shall execute a suitable confidentiality agreement reasonably acceptable to the audited party prior to conducting such audit. Such representatives may disclose to the requesting party only their conclusions regarding the accuracy and completeness of royalty payments and of records related thereto, and shall not disclose the audited party's confidential business information to the requesting party without the prior written consent of the audited party. No claim may be asserted by either party against the other for errors discovered in the audit unless made within ninety (90) days following completion of such examination or audit made pursuant to this Section 3.8.

                                    ARTICLE 4
                             ADDITIONAL OBLIGATIONS

     4.1 Maintain Licenses in Force. In addition to its obligations set forth in the Evans Sublicense, WGT shall comply with all of the provisions of, and shall maintain in full force and effect, all license agreements with third parties pursuant to which WGT is licensee of intellectual property included in the Intellectual Property. WGT shall promptly notify Medtronic if any such third party alleges any breach by WGT of any such license agreement. Medtronic shall be entitled, but not obligated, to cure any alleged breach by WGT of such license agreement and set-off the cost of such cure against amounts otherwise owed to WGT hereunder.

                                   ARTICLE 5
                             INTELLECTUAL PROPERTY

     5.1 Protect Know-How. WGT and Medtronic each agrees to maintain the confidentiality of all non-public information regarding the WGT Capacitor Patents and Licensed Know-How licensed under this Agreement, including but not limited to the status of any patent applications included in the WGT Capacitor Patents. Each party agrees not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder) any Confidential Information of the other party obtained during the term of this Agreement until the expiration of * after the termination or expiration of this Agreement. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during the term of this Agreement and for a period of * thereafter.

     5.2 Protection of Intellectual Property. WGT agrees to protect the WGT Capacitor Patents licensed hereunder to Medtronic by obtaining and maintaining appropriate patent rights as


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recommended by reputable patent counsel, except for any patent applications abandoned based on advice of such counsel, provided, however, that Medtronic shall have the right to review and consult with WGT with respect to any filings or other correspondence relating to the WGT Capacitor Patents licensed hereunder to Medtronic with the appropriate patenting authority, including with respect to any proposed abandonments. If Medtronic reasonably determines, in its sole discretion, that any Invention conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of WGT and having application to Tantalum Capacitors as of the date of this Agreement is not being adequately protected by patents, Medtronic may so inform WGT. If Medtronic decides that WGT's response has been inadequate, Medtronic may take whatever action it reasonably deems necessary at its expense to protect such Invention. All patents and copyright registrations related thereto shall be applied for in the names of the actual inventors or authors and shall be assigned to WGT, subject to Medtronic's rights and license therein; each party shall execute and deliver such forms of assignment, power of attorney and other documents which are necessary to give effect to the provisions hereof.

     5.3 Ownership of Intellectual Property. Subject to the rights and licenses granted to Medtronic by this Agreement, (a) any Intellectual Property conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of WGT shall be the property of WGT, (b) any Intellectual Property conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of Medtronic shall be the property of Medtronic, and (c) WGT shall and hereby does assign in full to Medtronic all rights arising in any Joint Invention (defined below), to permit Medtronic to hold sole ownership rights in and to any Joint Invention. Medtronic hereby grants WGT a nonexclusive, worldwide fully-paid license to any Joint Invention to make, use, or sell Tantalum Capacitors for any use, provided, however, that WGT shall not make, use, or sell Tantalum Capacitors incorporating any Joint Invention to a Medtronic Competitor for a period of * following such time as the Joint Invention was first jointly conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of WGT and one or more employees or agents of Medtronic. For purposes of this Section, Intellectual Property shall be deemed to have been developed jointly by employees or consultants of Medtronic and WGT, and thus be a "Joint Invention", if in connection with any patent application therefor (whether or not any such application is to be made or trade secret protection is to be relied upon), at least one employee or consultant of each of Medtronic and WGT would be required to be named as an inventor in such application in order for a patent to be valid.

     5.4 Prosecution of Infringement of Intellectual Property Other Than By Third Party Patents.

     (a) Medtronic and WGT shall each promptly notify the other if it knows or has reason to believe that rights to any Intellectual Property licensed hereunder are being infringed or misappropriated by a third party within the Field of Use or that such infringement or misappropriation is threatened. In the event such alleged infringement relates to a Third Party Patent, the parties shall treat such alleged infringement as set forth in Section 5.5. In all other instances, WGT shall, after learning of and investigating such alleged infringement or misappropriation, send notice to Medtronic (i) offering Medtronic the choice of participating in such prosecution or (ii) declining to prosecute such alleged infringement or misappropriation.


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     (b) In the event WGT offers Medtronic the choice to participate in the prosecution pursuant to (a) (i) above, Medtronic shall have thirty (30) days in which to notify WGT in writing of Medtronic's election to participate in the prosecution of such alleged infringement or misappropriation. If Medtronic elects to participate, Medtronic shall be obligated to pay its own costs and expenses incurred by it in connection with such prosecution and shall be entitled to receive fifty percent (50%) of the net proceeds realized from WGT's and Medtronic's prosecuting of such matter and remaining after reimbursement of Medtronic's and WGT's costs and expenses out of the proceeds of such matter. In the event Medtronic elects not to participate in such alleged infringement or misappropriation (a) above, WGT shall be solely responsible for payment of all of its own costs of prosecution and of negotiating settlement, and shall retain all proceeds from such prosecution.

     (c) In the event WGT sends notice declining to prosecute such alleged infringement or misappropriation pursuant to (a)(ii) above, Medtronic shall have the option of prosecuting the alleged infringement or misappropriation for its own account, in which event Medtronic shall be solely responsible for all costs of prosecution and of negotiating settlement and shall retain all proceeds from such prosecution. In the event Medtronic elects to prosecute, WGT shall, at Medtronic's expense, cooperate in connection with the initiation and prosecution by Medtronic of such suit. Medtronic shall have the right to join WGT as a party plaintiff to any such proceeding if Medtronic believes it is necessary to successfully prosecute such infringement or misappropriation.

     5.5 Prosecution of Infringement of Intellectual Property By Third Party Patents.

     (a) Medtronic and WGT shall each promptly notify the other if it knows or has reason to believe that rights to any Intellectual Property licensed hereunder are being infringed or misappropriated by a Third Party Patent or that such infringement or misappropriation is threatened. Medtronic shall, after learning of and investigating such alleged infringement or misappropriation, send notice to WGT electing to do one of the following: (i) prosecute such alleged infringement or misappropriation for Medtronic's own account; (ii) offer WGT the choice of participating in such prosecution, or (iii) decline to prosecute such alleged infringement or misappropriation.

     (b) In the event Medtronic elects to prosecute such alleged infringement or misappropriation for its own account pursuant to (a)(i) above, Medtronic shall be solely responsible for payment of all of its own costs of prosecution and of negotiating settlement, and shall retain all proceeds from such prosecution. Medtronic shall have the right to join WGT as a party plaintiff to any such proceeding if Medtronic believes it is necessary to successfully prosecute such infringement or misappropriation. WGT shall cooperate in connection with the initiation and prosecution by Medtronic of such suit.

     (c) In the event Medtronic offers WGT the choice of participating in such prosecution pursuant to (a) (ii) above, upon receipt of Medtronic's notice, WGT shall have thirty (30) days in which to notify Medtronic in writing of WGT's election to participate in the prosecution of such alleged infringement or misappropriation. If WGT elects to participate, WGT shall be obligated to pay its own costs and expenses incurred by it in connection with such prosecution and shall be entitled to receive fifty percent (50%) of the net proceeds realized from WGT's and Medtronic's prosecuting of such matter and remaining after reimbursement of Medtronic's and WGT's costs and expenses out of the proceeds of such matter.

     (d) In the event Medtronic elects not to prosecute pursuant to (a)(iii) above, WGT shall be responsible for prosecuting such alleged infringement or misappropriation for its own account, in which event WGT shall be solely responsible for all costs of prosecution and of negotiating settlement and shall retain all proceeds from such prosecution.

     5.6 Extension of WGT Capacitor Patents. Medtronic may request that WGT apply to have the normal term of any WGT Capacitor Patents extended or restored under a country's procedure of extending life for time lost in government regulatory approval processes, and the expense of same shall be borne by WGT. Medtronic at its own expense shall assist WGT to take whatever action is necessary to apply for any such extension. In the event that WGT does not elect to extend the WGT Capacitor Patents, Medtronic may, at its own expense, effect the extension of such WGT Capacitor Patent(s) and any sales of Licensed Products under such extended patents shall not be subject to the royalty requirements of
Section 3 herein.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

     6.1 Representations of WGT. WGT represents, warrants and covenants to Medtronic that:

     (a) WGT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to conduct the business in which it is presently engaged and to enter into and perform its obligations under this Agreement.

     (b) WGT has taken all necessary corporate action under the laws of the state of its incorporation and its certificate of incorporation and bylaws to authorize the execution and consummation of this Agreement and, when executed and delivered by WGT, this Agreement shall constitute the valid and legally binding agreement of WGT enforceable against WGT in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the certificate of incorporation or bylaws of WGT or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which WGT is a party or by which WGT or any of its assets is bound.

     (d) WGT exclusively owns, or has valid and subsisting exclusive license rights (with the right to sublicense) to, all of the WGT Capacitor Patents and Licensed Know-How, subject to no lien, charge, security interest, mortgage, pledge, restriction, adverse claim or any other encumbrance whatsoever (and without any obligation to any person or entity for royalties, fees or commissions). No current or former stockholder, employee or consultant of WGT has any rights in or to any of the WGT Capacitor Patents and Licensed Know-How. The patents within the WGT Capacitor Patents are valid and enforceable and have not been challenged in any judicial or administrative proceeding. Except for the Third Party Patents, WGT's execution and performance of this Agreement, the transactions contemplated herein and Medtronic's use of the WGT Capacitor Patents and Licensed Know-How in the Field of Use will not infringe, misappropriate, misuse or conflict with the rights, including Intellectual Property Rights of third parties. WGT has the right and authority to enter into this Agreement and to grant the license granted herein. Except for the Third Party Patents, to the knowledge of WGT within the Field of Use, no person nor such person's business or products has infringed, misused, misappropriated or conflicted with the WGT Capacitor Patents and Licensed Know-How or currently is infringing, misusing, misappropriating or conflicting with such WGT Capacitor Patents and Licensed Know-How.

     (e) There are no actions, suits, claims, disputes or proceedings or governmental investigations pending or, to the knowledge of WGT, threatened against WGT or any of its Affiliates with respect to the Patents and Licensed Know-How or the use thereof by WGT, either at law or in equity, before any court or administrative agency or before any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitration board or panel whether located in the United States or a foreign country. To WGT's knowledge, WGT has not failed to comply with any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or other governmental agency or instrumentality, domestic or foreign, which failure in any case would in any material respect impair any rights of Medtronic under this Agreement. This Paragraph (e) is subject to Paragraph (g) of this
Section 6.1.

     (f) The issued patents included in the WGT Capacitor Patents are still pending in good standing and have not been abandoned. The patents listed on Exhibit A constitute all of the WGT Capacitor Patents having applicability to Tantalum Capacitors as of the date of this Agreement. WGT has made all statutorily required filings, if any, to record its interests and taken reasonable actions to protect its rights in the WGT Capacitor Patents under the laws of the nations identified on said Exhibit A.

     (g) WGT has informed Medtronic about certain Third Party Patents in a letter dated November 5, 2003.

     6.2 Representations of Medtronic. Medtronic represents, warrants and covenants to WGT that:

     (a) Medtronic is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power to conduct the business in which it is presently engaged and to enter into and perform its obligations under this Agreement.

     (b) Medtronic has taken all necessary corporate action under the laws of the state of its incorporation and its articles of incorporation and bylaws to authorize the execution and consummation of this Agreement and, when executed and delivered by Medtronic, this Agreement shall constitute the valid and legally binding agreement of Medtronic enforceable against

Medtronic in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the articles and bylaws of Medtronic or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Medtronic is a party or by which Medtronic or any of its assets is bound.

                                   ARTICLE 7
                                INDEMNIFICATION

     7.1 Indemnification by WGT. Subject to Section 7.4, 7.5 and Section 7.6, WGT agrees to defend, indemnify and hold harmless Medtronic and its Affiliates, and their respective officers, directors, employees, shareholders, agents and representatives, from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefore, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of: (a) any breach of representation, warranty, or agreement on the part of WGT under this Agreement; (b) any act or omission of WGT, its agents, employees or its suppliers hereunder except to the extent that injury or damage is due to Medtronic's negligence or fault; (c) any allegation that the WGT Capacitor Patents are not valid and enforceable; and (d) any allegation that WGT's execution and performance of this Agreement, the transactions contemplated herein and Medtronic's use of the WGT Capacitor Patents and Licensed Know-How in the Field of Use infringe, misappropriate, misuse or conflict with the rights of third parties. An amount for which Medtronic is entitled to indemnification pursuant hereto is referred to as an "Indemnified Amount."

     7.2 Indemnification by Medtronic. Subject to Section 7.4 and Section 7.5, Medtronic shall indemnify, defend and hold harmless WGT and its Affiliates and their respective officers, directors, employees, shareholders, agents and representatives, from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefore, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of: (a) any breach of representation, warranty, or agreement on the part of Medtronic under this Agreement; and (b) any act or omission of Medtronic, its agents, employees or its suppliers hereunder except to the extent that injury or damage is due to WGT's negligence or fault. An amount for which WGT is entitled to indemnification pursuant hereto is referred to as an "Indemnified Amount".

     7.3 Third Party Claims. If a claim by a third party is made against any indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article 7, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnifying party shall be entitled to settle or assume the defense of such claim, including the employment of counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to settle or defend such claim, the indemnifying party shall notify the indemnified party within thirty (30) days (but in no event less than twenty (20) days before any pleading, filing or response on behalf of the indemnified party is due) of the indemnifying party's intent to do so. If the indemnifying party elects not to settle or defend such claim or fails to notify the indemnified party of the election within thirty (30) days (or such shorter period provided above) after receipt of the indemnified party's notice of a claim of indemnity hereunder, the indemnified party, subject to the following sentence and after consultation with the indemnifying party, shall have the right to contest, settle or compromise the claim without prejudice to any rights to indemnification hereunder. Regardless of which party is controlling the settlement of defense of any claim, (a) both the indemnified party and indemnifying party shall act in good faith, (b) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party or of its subsidiaries, (c) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, with all fees, costs and expenses of such counsel borne by the indemnified party, (d) no entry of judgment or settlement of a claim may be agreed to without the written consent of the indemnified party, and (e) the indemnifying party shall promptly reimburse the indemnified party for the full amount of such claim and the related expenses as incurred by the indemnified party pursuant to the Article 7. So long as the indemnifying party is reasonably contesting any such third party claim in good faith and the foregoing clause (b) is being complied with, the indemnified party shall not pay or settle any such claim. The controlling party shall upon request deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the settlement or defense of any such claim, and timely notices of any hearing or other court proceeding relating to such claim.

     7.4 Set-Off. In the event Medtronic is entitled to indemnification under this Article 7, Medtronic shall be entitled in its discretion, without limitation of any other rights or remedies of Medtronic, to set-off all or any part of the Indemnified Amount against any amounts which are then owed or thereafter become owed by Medtronic to WGT. Medtronic shall be entitled to setoff an Indemnified Amount when such "Costs" are threatened, whether or not yet incurred and whether or not the amount thereof has been finally determined. If Medtronic defers payment of any amount to WGT past the scheduled payment date because there exists a pending indemnification claim by Medtronic pursuant to this Article the amount of which has not then been finally determined, the excess, if any, of such deferred amount over the finally determined amount of the indemnification claim shall be promptly paid upon such final determination, together with interest at the Interest Rate accrued from the originally scheduled payment date for such deferred amount.

     7.5 Limitations on Indemnification. For purposes of Section 7.1 and Section 7.2, except as set forth in Section 7.6 below, Indemnified Amounts shall be limited to amounts paid or payable by an indemnified party to Persons who are not Affiliates of the indemnified party and expenses incurred by the indemnified party as contemplated by said Sections 7.1 and 7.2.

     7.6 Abatement. Medtronic and WGT hereby stipulate and agree that the license fee and royalty obligations of Medtronic under this Agreement constitute among other things, consideration for the licensing of the various rights included in the WGT Capacitor Patents, the Licensed Know How and the Evans Patents licensed under the Sublicense, taken as a whole, as well as the competitive advantage gained by Medtronic in having the Licensed Know How at the commencement of this Agreement. If any of the WGT Capacitor Patents shall be held invalid or if WGT shall abandon any WGT Capacitor Patent (other than as contemplated by Section 5.2), (a) the royalty payments that were paid by Medtronic from the effective date of this Agreement on account of such patent through the date that the patent was held invalid or was abandoned shall be promptly refunded by WGT to Medtronic, together with interest at the Interest Rate on such refund accrued from the original date of payment by Medtronic of such royalty; and (b) the royalty payments which would be otherwise payable during the remainder of the Term after such finding of invalidity or abandonment shall be abated. The amount of the refund or abatement shall be established by the mutual written agreement of Medtronic and WGT or, if the parties are unable to reach such agreement within a reasonable period of time, the amount of such refund or abatement, if any, shall be determined by arbitration as provided for in Section 10.3 and Exhibit C of this Agreement. The amount of refund or abatement under this Section 7.6, if any, shall be determined taking into account: (i) whether any Person other than Medtronic and WGT could manufacture (or have manufactured for it) and sell (or use for itself) Tantalum Capacitors without violating any WGT Capacitor Patent or any Evans Patent that are Unexpired; (ii) whether any Person who is a Medtronic Competitor has commenced manufacturing Tantalum Capacitors or announced plans to do so; and (iii) any competitive advantage that Medtronic shall have otherwise obtained by, or is continuing to benefit from, having a license for the entire set of WGT Capacitor Patents, Licensed Know How and Evans Patents. The refund or abatement of royalties provided for herein, if any, shall be Medtronic's only remedy under this Agreement, or otherwise if any of the WGT Capacitor Patents is declared invalid or is unenforceable.

                                   ARTICLE 8
                              TERM AND TERMINATION

     8.1 Term of License. Unless otherwise terminated under provisions of
Section 8.2, this Agreement and the license granted under Section 2.1 shall continue in perpetuity.

     8.2 Termination.

     (a) If either party breaches any of the material terms, conditions or agreements of this Agreement, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving the breaching party sixty (60) days notice in writing, particularly specifying the breach. Such notice of termination shall not be effective if the other party cures the specified breach within such sixty
(60) day period, or, in the
case of breaches not reasonably curable within such sixty (60) days, if such party commences the cure thereof within such sixty (60) days and diligently thereafter prosecutes such cure.

     (b) Either party may, by written notice to the other party (which notice shall be effective upon dispatch), terminate this Agreement in the event that such other party becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business.

     (c) Either party may, by written notice to the other party terminate this Agreement if such other party's performance has been suspended by an event of Force Majeure, as defined in Article 9 below, for more than * in any consecutive twelve (12) month period.

     8.3 Effect of Termination.

     (a) In the event of termination of this Agreement, Medtronic shall be entitled to complete all work-in-process and sell its remaining inventory of Licensed Products, subject to the payment of royalties on such Licensed Products pursuant to Article 3 herein.

     (b) The rights and obligations of the parties under Section 2.1 and Articles 5, 6, 7 and 10 shall survive any termination of this Agreement.

     (c) Upon termination of this Agreement, each party will within thirty (30) days return to the other all tangible Confidential Information of the other party (except one copy which may be retained by legal counsel solely for evidentiary purposes in the event of a dispute).

                                   ARTICLE 9
                                 FORCE MAJEURE

     9.1 Force Majeure/Notice. If either party is prevented from performing its obligations hereunder solely as a result of a strike, riot, war, invasion, act of God, fire, explosion, flood, delay of common carrier, act of government agency or instrumentality, judicial action, or similar event or condition, in each case which is outside the reasonable control of such party and which did not exist and was not reasonably foreseeable as of the date hereof (a "Force Majeure"), such party's performance hereunder will be temporarily excused, only by the degree affected and after reasonable efforts by the party to avoid being so affected; provided, that such party delivers to the other party written notice promptly upon learning of such event or condition, which notice shall include a detailed description of the event or condition and the anticipated effect on such party's ability to perform its obligations hereunder.

     9.2 Performance Excused. Upon giving notice to the other party, a party affected by a Force Majeure shall be excused from the performance of its obligations under this Agreement as described in Section 9.1, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by such Force Majeure. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

                                   ARTICLE 10
                                 MISCELLANEOUS

     10.1 Assignment. Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement (whether by merger, share exchange, combination or consolidation of any type, operation of law, purchase or otherwise) except with the prior written consent of the other party, provided that, Medtronic or any Medtronic Affiliate may assign its rights pursuant to this Agreement to any person who, by merger, share exchange, combination or consolidation of any type, purchase, operation of law, asset purchase or otherwise, acquires substantially all of the business of Medtronic or such Affiliate to which this Agreement relates. Any prohibited assignment shall be null and void.

     10.2 Entire Agreement. This Agreement and the Schedules and Exhibits hereto, together with the Sublicense, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.

     10.3 Alternative Dispute Resolution. Any dispute arising under this Agreement shall be referred first to the President of WGT and the President of Medtronic's Cardiac Rhythm Management group or his or her designee (each a "Relationship Manager") within three (3) business days after receipt of a notice from either Party specifying the nature of the dispute and referencing this Section. Each Relationship Manager shall make a good faith attempt to begin discussions regarding such dispute in person or by telephone with the other Relationship Manger within ten (10) business days of a dispute being referred to him or her. The Relationship Managers shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The Relationship Managers shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. Should the Relationship Managers fail to reach agreement within thirty (30) days of the initiation of the dispute resolution process (or such longer period as such representatives may agree in writing), then formal proceedings for the resolution of a dispute may be commenced in accordance with Exhibit C. The results of such arbitration proceedings shall be binding upon the parties, and judgment may be entered upon the arbitration award in any court having jurisdiction thereof.

     10.4 Jurisdiction/Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without reference to the choice of law principles thereof. Notwithstanding the provisions in Section 10.3, either party may seek injunctive relief from any court of competent jurisdiction. Without limiting the rights of the parties to pursue in any appropriate jurisdiction their respective rights with respect to any judgment obtained in respect hereof, the parties hereby irrevocably consent to the exclusive jurisdiction and venue of any United States court of competent jurisdiction located in the State of Minnesota and/or the state courts located in Anoka County therein to adjudicate any legal action seeking injunction relief commenced in respect of this Agreement and waive any objections either may have at any time to such jurisdiction and venue. The parties agree to the personal jurisdiction of such courts and agree that service of process may be made pursuant to notice sent in accordance with Section 10.6.

     10.5 Consents; Waivers. Any approval, authorization, waiver or consent required by this Agreement must be in writing, duly signed by an authorized representative of the granting party. The withholding of an approval, authorization, waiver or consent for regulatory, quality, or competitive reasons shall not be deemed unreasonable. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     10.6 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic, to;

          Medtronic, Inc.
          World Headquarters
          Mail Stop LC400
          710 Medtronic Parkway
          Minneapolis, MN 55432-5604
          Attention; General Counsel
          Fax 763-572-5459

          with a copy to;
          Medtronic, Inc.
          World Headquarters
          Mail Stop LC400
          710 Medtronic Parkway
          Minneapolis, MN 55432-5604
          Attention; President, Cardiac Rhythm Management
          Fax 763-572-5400

if to WGT, to;

          Wilson Greatbatch Technologies, Inc.
          9645 Wehrle Drive
          Clarence, New York 14031
          Attention: President
          FAX: 716.759.5672

with a copy to:

          Hodgson Russ LLP
          One M&T Plaza
          Suite 2000
          Buffalo, New York 14203
          Attention: Robert B. Fleming, Jr.
          FAX: 716.849.0349

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).

     10.7 Expenses. Except as expressly provided herein, WGT and Medtronic shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     10.8 Titles and headings: Construction. The titles and headings to Sections and Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     10.9 Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     10.10 No Joint Venture. Nothing contained in this Agreement will be deemed to create a joint venture, partnership, agency or similar endeavor between the parties hereto. Each party will act solely as an independent contractor and neither party will have any power or authority to direct or indirectly bind or act on behalf of the other.

     10.11 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as set forth in Article 7.

     10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution.

     10.13 Execution of Further Documents. Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably request to fully secure and/or evidence the rights or interests herein.

     10.14 Public Announcement. In the event either party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other party hereto, and the parties shall thereafter use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties' written consent, except as may be required by applicable law (including applicable SEC rules and regulations) or stock exchange regulation; provided that, prior to disclosure of any provision of this Agreement to any governmental agency or stock exchange, the parties shall cooperate to seek confidential treatment or other applicable limitations on the public availability of any information that either of the parties considers sensitive or confidential.

     10.15 Compliance with Laws. The parties, and any permitted sublicensees of the parties, will comply with all applicable international, national, state, regional and local laws and regulations, including all applicable import and export control laws, in exercising their rights or performing their duties under this Agreement.

     10.16 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by WGT to Medtronic are and shall be deemed to be licenses to rights in "intellectual property" for purposes of Sections 365(n) (or its successor) of the United States Bankruptcy Code. The parties agree that, in the event of the commencement of bankruptcy proceedings by or against WGT, Medtronic shall be entitled, at its option, to retain all of its rights under this agreement pursuant to Section 365 of the United States Bankruptcy Code.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties has caused this License Agreement to be executed in the manner appropriate to each.

                                          WILSON GREATBATCH TECHNOLOGIES, INC.


                                          By: /s/ Edward F. Voboril
                                              ----------------------------------
                                              Edward Voboril
                                              Chief Executive Officer



                                          MEDTRONIC, INC.


                                          By:
                                               ---------------------------------
                                          Its:
                                               ---------------------------------

                                                 EXHIBIT A

-------------------------------------------------------------------------------------------------------------------------
                     NAME                            COUNTRY           NUMBER            FILED           ISSUED
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
1.                                              Europe               99307733.8         9/30/99
                                                Japan                11-281039          10/1/99
                                                U.S.                 6,231,993          9/29/99         5/15/2001
-------------------------------------------------------------------------------------------------------------------------
2.                                              Canada               2,383,084          4/23/02
                                                Europe               02252782.4         4/19/02
                                                Japan                2002-130312        5/2/02
                                                U.S.                 09/859,355         5/17/01
-------------------------------------------------------------------------------------------------------------------------
3.                                              Europe               00300977.6         2/8/00
                                                Japan                2000-03034         2/8/00
-------------------------------------------------------------------------------------------------------------------------
4.                                              Europe               99306855.0         8/27/99
                                                Japan                11-283335          8/27/99
                                                U.S.                 6,219,222          8/27/99         4/17/2001
-------------------------------------------------------------------------------------------------------------------------
5.                                              U.S.                 10/354,324         1/30/03
                                                Canada               2,418,225          1/31/03
                                                Europe               03250603.2         1/31/03
                                                Japan                2003-              1/31/03
                                                                     062,496
-------------------------------------------------------------------------------------------------------------------------
6.                                              Europe               98303435.6         5/1/98
                                                Japan                136,131            4/28/98
                                                U.S.                 5,926,362          5/1/97          7/20/1999
                                                U.S.                 6,334,879          3/18/99         7/1/2002
-------------------------------------------------------------------------------------------------------------------------
7.                                              U.S.                 08/847,946         5/1/97
-------------------------------------------------------------------------------------------------------------------------
8.                                              Europe               99308131.4         10/15/99
                                                Japan                11-293486          10/15/99
                                                U.S.                 6,096,391          10/16/98        8/1/2000
                                                U.S.                 09/628,174         7/28/00
-------------------------------------------------------------------------------------------------------------------------
9.                                              U.S.                 10/294,146         11/14/02
                                                Canada               2,411,765          11/14/02
                                                Europe               02257865.2         11/14/02
                                                Japan                2002-369007        11/14/02
-------------------------------------------------------------------------------------------------------------------------
10.                                             Europe               98303434.9         5/1/98
                                                Japan                129,513            4/22/98
                                                U.S.                 5,920,455          5/1/97          7/6/1999
                                                U.S.                 6,224,985          5/4/99          7/7/1999
                                                U.S.                 6,468,605          3/14/01         7/8/1999
                                                U.S.                 10/277,533         10/22/02
-------------------------------------------------------------------------------------------------------------------------
11.                                             Canada               2,411,339          11/7/02
                                                [Europe]             [02257728.2]       [11/7/02]       Abandoned
                                                Japan                2002-361475        11/7/02
                                                [U.S.]               10,289,191         [11/6/02]       Abandoned
-------------------------------------------------------------------------------------------------------------------------
12.                                             Japan                2000-030301        2/8/00
                                                U.S.                 6,332,900          2/7/00          7/18/1999
                                                U.S.                 10/012,987         12/10/01
                                                U.S.                 10/016,210         12/12/01
-------------------------------------------------------------------------------------------------------------------------
13.                                             Europe               98309396.4         11/17/98
                                                Japan                31420              2/9/99
                                                U.S.                 09/621236          7/26/00         9/24/2002
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                     NAME                            COUNTRY           NUMBER            FILED           ISSUED
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
14.                                             Europe               98303434.9         9/24/2002
                                                Japan                131,131            4/28/98
                                                U.S.                 5,894,403          5/1/97
                                                U.S.                 09/872,110         6/1/01
                                                U.S.                 10/290,598         11/8/02
-------------------------------------------------------------------------------------------------------------------------
15.                                             U.S.                 60,433,540         12/13/2002
-------------------------------------------------------------------------------------------------------------------------
16.                                             U.S.                 60,443,684         12/16/2002
-------------------------------------------------------------------------------------------------------------------------
17.                                             U.S.                 60,433,680         12/16/2002
-------------------------------------------------------------------------------------------------------------------------
18.                                             U.S.                 60,433,681         12/16/2002
-------------------------------------------------------------------------------------------------------------------------
19.                                             U.S.                 60,434,583         12/18/2002
-------------------------------------------------------------------------------------------------------------------------
20.                                             U.S.                 60,434,797         12/18/2002
-------------------------------------------------------------------------------------------------------------------------
21.                                             U.S.                 60,443,610         1/30/2003
-------------------------------------------------------------------------------------------------------------------------
22.                                             U.S.                 60,447,604         2/13/2003
-------------------------------------------------------------------------------------------------------------------------
23.                                             U.S.                 6,455,108          7/26/2000       9/24/2002
-------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                                LICENSED KNOW-HOW

1.  Bill(s) of Materials

2.  Component Procurement Specifications

3.  Material Specifications

4.  Manufacturing Process Specifications

5.  Qualification Protocols

6.  Production Equipment Specifications

7.  Reliability and Life Testing Protocols

8.  Documents (Research, Development, Qualification)

                                    EXHIBIT C

                         ALTERNATIVE DISPUTE RESOLUTION

     1.0 Arbitration. In the event the Relationship Managers are unable to resolve a dispute as set forth in Section 10.3, the Parties agree that any and all disputes, claims or controversies arising out of or relating to this License Agreement shall be resolved by binding arbitration conducted as follows:

     1.1 Notice. Notice of demand for binding arbitration shall be delivered to the other Party in accordance with the provisions of the License Agreement. In no event may a notice of demand of any kind be filed more than one (I) year after the date the claim, dispute, controversy, or other matter in question arose, and if such demand is not timely filed, the claim, dispute, controversy, or other matter in question referenced in the demand shall be deemed released, waived, barred, and unenforceable for all time, and barred as if by statute of limitations.

     1.2 Binding Arbitration. Upon filing of a notice of demand for binding arbitration by either party, arbitration shall be commenced and conducted as follows:

          a. Arbitrator. All claims, disputes, controversies, and other matters (collectively "matters") in question shall be referred to and decided and settled by an arbitrator selected with assistance from the CPR Institute for Dispute Resolution (CPR). Selection of an arbitrator shall be made within 60 days after the date of the first notice of demand given pursuant to Section 1.1 and within 60 days after any resignation, disability or other removal of such arbitrator.

          b. Costs of Arbitration. The cost of arbitration proceedings, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, etc., shall be borne by the Parties equally or otherwise as the arbitrator may determine. The arbitrator may award the party that prevails substantially in its pre-hearing position part or all of its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrator is specifically instructed to award attorneys' fees for instances of abuse of the discovery process.

          c. Location of Proceedings. All arbitration proceedings shall be held in Minneapolis, Minnesota, if the proceeding is initiated by WGT, or in Buffalo, New York, if the proceeding is initiated by Medtronic, at a location selected by the initiating Party in the applicable city.

          d. Pre-hearing Discovery. The Parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure subject to these limitations:

               (1) Each party may serve no more than one set of interrogatories;

               (2) Each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus three (3) fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of not more than 24 hours of depositions of the other party's witnesses); and

               (3) Document discovery and other discovery shall: (i) be limited to matters that are directly relevant and material to the matters, and (ii) be under the control of and enforceable by the arbitrator.

               (4) Discovery disputes shall be decided by the arbitrator. The arbitrator is empowered:

                    (i) To issue subpoenas to compel pre-hearing document or deposition discovery;
                    (ii) To enforce the discovery rights and obligations of the Parties;
                    (iii) To truncate discovery proceedings;
                    (iv) To further limit the number of witnesses involved in the proceeding;
                    (v) Otherwise to control the scheduling and conduct of the proceedings.

          e. Conduct of Arbitration.

               (1) Pre-hearing Conference. Within thirty (30) days after appointment, the arbitrator shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.

               (2) Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined;

                    (i) Documents shall be self-authenticating, subject to valid objection by the opposing party;

                    (ii) Expert reports, witness biographies, depositions, and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

                    (iii) Charts, graphs, and summaries shall be utilized to present voluminous data, provided (i) that the underlying data was made available to the opposing party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph, or summary is available for explanation and live cross-examination in person.

                    (iv) The hearing should be held on consecutive business days without interruption to the maximum extent practicable.

                    (v) The arbitrator shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

          f. Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. ss. 1, et seq.).

          g. Consolidation. No arbitration shall include, by consolidation, joinder, or in any other manner, any additional person not a party to this License Agreement (other than Affiliates of any such party, which Affiliates may be included in the arbitration), except by written consent of both Parties containing a specific reference to this License Agreement.

          h. Award. The arbitrator is empowered to render an award of general compensatory damages, but is not empowered to award equitable relief (including, without limitation, injunctive relief), exemplary or punitive damages, or any additional damage award in any patent dispute for willful infringement, and each party agrees that it shall not seek such an award from the arbitrator. The award rendered by the arbitrator (1) shall be final; (2) shall not constitute a basis for collateral estoppel as to any issue; and (3) shall not be subject to vacation or modification.

          i. Confidentiality. The Parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrator, prior to any proceedings hereunder, will sign an agreement whereby the arbitrator agrees to keep the substance of any proceedings hereunder in confidence.

          j. Time Frame. To the fullest extent practicable pre-hearing discovery, pre-hearing conferences and hearing procedures shall be expedited and the Parties shall use their best reasonable efforts to conclude such alternate dispute resolution proceeding within ninety
          (90) days to the event feasible and practicable under the circumstances.